UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2021

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 10, 2021 (the “Effective Date”), a wholly-owned subsidiary of Avantor, Inc. (the “Company”), Avantor Funding, Inc. (the “Borrower”) entered into Amendment No. 6 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2018, Amendment No. 2 to Credit Agreement, dated as of June 18, 2019, Amendment No. 3 to Credit Agreement, dated as of January 24, 2020, Amendment No. 4 to Credit Agreement, dated as of July 14, 2020 and Amendment No. 5 to Credit Agreement, dated as of November 6, 2020, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Vail Holdco Sub LLC, the Borrower, each of the Guarantors, Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Administrative Agent”), Swing Line Lender and an L/C Issuer, the lenders party thereto (the “Lenders”) and Citibank, N.A., as the New Term Lender.
Pursuant to the Credit Agreement Amendment, the Borrower obtained €930 million of senior secured Euro term loans borrowed under two tranches, a €605 million tranche (the “Amendment No. 6 Tranche 1 Term Loans”) and a €325 million tranche (the “Amendment No. 6 Tranche 2 Term Loans” and, together with the Amendment No. 6 Tranche 1 Term Loans, the “Amendment No. 6 Term Loans”). The Amendment No. 5 Tranche 1 Term Loans bear interest initially at a rate of EURIBOR plus a spread of 2.75% per annum and are subject to a 25 basis point step-down if the Borrower achieves a certain consolidated first lien net leverage ratio. The Amendment No. 6 Tranche 2 Term Loans bear interest initially at a rate of EURIBOR plus a spread of 2.25% per annum and are subject to a 25 basis point step-down if the Borrower achieves a certain consolidated first lien net leverage ratio. The Amendment No. 6 Terms Loans were used to pay the consideration for the acquisition of Ritter GmbH and its affiliates.
The final stated maturity of the Amendment No. 6 Tranche 1 Term Loans is June 12, 2028. The final stated maturity of the Amendment No. 6 Tranche 2 Term Loans is June 10, 2026. In addition, the Credit Agreement Amendment provides that in the event the Borrower prepays, replaces or refinances all or a portion of any tranche of Amendment No. 6 Term Loans at any time prior to the six month anniversary of the Effective Date with any indebtedness under credit facilities in the form of similar term B loans that are broadly marketed or syndicated to banks and other institutional investors incurred primarily for the purpose of repaying, replacing or refinancing any tranche of Amendment No. 6 Term Loans at an effective yield that is less than the effective yield of such tranche of Amendment No. 6 Term Loans (excluding any indebtedness incurred in connection with a change of control or certain transformative acquisitions), a prepayment premium equal to 1% of the principal amount of such tranche Amendment No. 6 Term Loans being prepaid or 1% of the principal amount of the Amendment No. 6 Term Loans outstanding immediately prior to such amendment will be imposed on the Borrower.
The Amendment No. 6 Term Loans are guaranteed by the same subsidiaries of Holdings that guarantee the existing credit facilities under the Credit Agreement. The Amendment No. 6 Term Loans and the guarantees thereof are secured by the same collateral of the Borrower and the Guarantors that secures the Borrower’s obligations under the Credit Agreement on a pari passu basis.
In addition, the Administrative Agent, the New Term Lender, certain of the lenders and/or their respective affiliates have provided the Borrower and its affiliates with financial advisory, commercial banking and investment banking services for which they received customary fees and expenses.
The foregoing is a summary of the material terms of the Credit Agreement Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 6 to the Credit Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2018, Amendment No. 2 to Credit Agreement, dated as of June 18, 2019, Amendment No. 3 to Credit Agreement, dated as of January 24, 2020, Amendment No. 4 to Credit Agreement, dated as of July 14, 2020 and Amendment No. 5 to Credit Agreement, dated as of November 6, 2020), among Vail Holdco Sub LLC, Avantor Funding, Inc., each of the Guarantors, each of the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent, Swing Line Lender and an L/C Issuer, the lenders party thereto and Citibank, N.A., as the New Term Lender

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: June 14, 2021	By:	/s/ Justin Miller
		Name:	Justin Miller
		Title:	Executive Vice President, General Counsel and Secretary (Duly Authorized Officer)